Exhibit 99.1 November 17, 2021 EXECUTIVE CHAIRMAN: I am pleased to report that the new News Corp’s eighth year has been our most profitable yet, and that success is spread across all our businesses. I am grateful to all of you who made this possible, including our customers, audiences, readers and employees. We will certainly not rest on our laurels but will intensify our efforts to increase audiences and enhance profitability. I would like to make a couple of broader points on this occasion. For many years, our company has been leading the global debate about Big Digital. What we have seen in the past few weeks about the practices at Facebook and Google surely reinforces the need for significant reform. There is no doubt that Facebook employees try to silence conservative voices and a quick Google News search on most contemporary topics often reveals a similar pattern of selectivity—or to be blunt, censorship. Secondly, the collusion between the two companies on ad tech as alleged in the Texas Attorney General’s complaint is extraordinary. Let us be very clear about the consequences of that digital ad market manipulation: obviously, publishers have been materially damaged, but companies have also been over- charged for their advertising and consumers have thus paid too much for products. Thirdly, both of these issues highlight the fundamental need for algorithmic transparency. The idea falsely promoted by the platforms that algorithms are somehow objective and solely scientific is complete nonsense. Algorithms are subjective and they can be manipulated by people to kill competition and damage other people, publishers and businesses. Finally, the current American political debate is profound, whether about education or welfare or economic opportunity. It is crucial that conservatives play an active, forceful role in that debate, but that will not happen if President Trump stays focused on the past. The past is the past, and the country is now in a contest to define the future. We are fashioning our future, expanding our reach and revenue, and continuing to deliver profit growth. You have seen some of our potential over the past year and that momentum has been maintained through the first quarter of this financial year. These have been testing times, but we emerge more confident than ever of the future. We thank you again for your support and we will continue to strive to improve our products and our profits.

2 CHIEF EXECUTIVE: The past year has been a severe test as the stresses of a pandemic have stretched the social fabric and the commercial canvas. We are grateful to the employees of News Corp, who have navigated these testing times with professionalism and with principle. Their collective efforts have been a catalyst for our company’s impressive results this year. Those results are also a tribute to the enduring culture created by and curated by Rupert and Lachlan Murdoch. Overall, revenues in fiscal 2021 rose while profitability improved significantly. We invested in our core pillars with the acquisition of Investor’s Business Daily, Mortgage Choice, and the Books and Media division of Houghton Mifflin Harcourt. We also continued to simplify the business, and our strong cash generation has given us increased optionality. With our cash balance exceeding $2.2 billion at the end of June, in August we took advantage of the required sale of OPIS, which we expect to transform the Dow Jones professional information business. Our robust cash balance and strong free cash flow enabled us to launch a buyback program of up to $1 billion. The Board’s authorization of this landmark decision follows the termination of the stockholder rights agreement, which was in place since our relaunch in 2013. Dow Jones had its most profitable year since it was acquired in 2007; and HarperCollins and Move also recorded their most profitable years. And we believe there is much more growth ahead. We are also seeing the revaluation of our content through landmark news payment agreements with the major tech platforms. These deals, the financial terms of which are confidential, will add significant revenue annually – clearly into nine figures. At Dow Jones, subscriber growth continued apace, with a significant increase in Segment EBITDA for the year, up 41%. At The Wall Street Journal, subscriptions reached nearly 3.5 million; digital-only subs now comprise nearly 80% of total subscriptions. The acquisition of Investor’s Business Daily, a high-margin digital operation, provides new opportunities to cross-sell and upsell across the Dow Jones portfolio. And at our Risk & Compliance business, revenues increased 23%, marking six straight years of over 20% growth. In Subscription Video Services, our early emphasis on streaming and securing long-term sports and entertainment rights has put Foxtel on a decidedly upward trajectory. Paying subscribers were 40% higher and fiscal year revenue rose 10%, while Segment EBITDA growth was 11%. As was made clear at September’s Foxtel Strategy Day, the Foxtel narrative has changed decisively and positively. Where once we were being asked whether we would need to put extra funds into Foxtel, now we have attractive options for a growing and contemporary business with a tangible upside.

3 Digital real estate is another fast-growing sector for the company and we are proud of the performance of both REA and realtor.com. There has been a realtor.com renaissance, with fiscal 2021 profit contribution from Move increasing by $100 million. For the year, revenue grew by 36%, accelerating to 68% in the fourth quarter. REA had a supernal year, with revenue growth of 27%. One lesson of the pandemic is that families and investors have focused on property as both a source of returns and of security. HarperCollins is another robust and resilient source of revenue growth, profits and cash generation. Revenue for the full-year rose 19% while Segment EBITDA was 42% higher. The company’s prospects were bolstered by the Houghton Mifflin Harcourt Books and Media segment, with its library of 7,000 titles, including the perennially popular George Orwell and the U.S. rights to J.R.R. Tolkien’s works, so we now have global English language rights to those powerful properties. There has been a strong improvement in the profitability of the News Media businesses, with News UK, News Corp Australia and the New York Post, in particular, all performing well. In the U.K., The Sun remained the country’s largest digital news brand. News Corp Australia converted most of our regional and community papers to digital-only platforms, and we saw a 25% increase in digital subscribers at the mastheads in the fourth quarter. News Corp is generating record profits and cash, and that has given us the ability to make opportunistic acquisitions and generate even more momentum. We will be thoughtful and strategic in deploying our assets, and will, as always, be cognizant of our responsibility to, and the interests of, all our shareholders. Cautionary Statement Concerning Forward-Looking Statements This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.